Exhibit 21
                            LIST OF SUBSIDIARIES

Americare Development Corp. - Inactive Corporation (Ohio)

Americare Homecare, Inc. (Ohio)
         Care at Home
         Care Home Health

Americare Midwest, Inc. (Ohio)

Americare of West Virginia, Inc. (West Virginia)

Beckley Health Care Corp. (West Virginia)
         Americare Pine Lodge Nursing & Rehabilitation Center

Braswell Enterprises, Inc. (California)
         Claremont Care Center
         Laurel Park, A Center of Effective Living
         Olive Vista, A Center for Problems of Living
         Palomares Rehabilitation & Nursing Center
         St. Theresa Rehabilitation Center
         Sierra Vista

BREL, Inc. (California)

Brittany Rehabilitation Center, Inc. (California)
         Brittany Healthcare Center

Care Development Corp. - Inactive Corporation (California)

Care Enterprises, Inc. (Delaware)
         Americare Arlington Nursing & Rehabilitation Center
         Americare Homestead Nursing & Rehabilitation Center
         Autumnwood of Sylvania
         Brookhaven Convalescent Center
         Edison Health Care
         Glanzman-Colonial Nursing Center

Care Finance, Inc. (California)

Care     Enterprises  West (Utah)
         Anza Nursing &  Rehabilitation  Center
         Arizona Nursing  Center
         Arroyo  Vista  Nursing   Center
         Bayside   Nursing  & Rehabilitation   Center
         Burlingame Nursing & Rehabilitation Center Calistoga Care Nursing & Rehabilitation Center Cedars Nursing & Rehabilitation Center
         Del  Capri  Terrace  Nursing  Center
         Escondido Nursing Center
         Garfield Nursing Center
         Gateway Nursing & Rehabilitation
         Center Hilltop Nursing & Rehabilitation Center
         Hollister Nursing Center
         Huntington   Valley  Nursing  Center
         Intercommunity   Nursing  Center
         Kingsburg  Nursing  &  Rehabilitation  Center
         La  Mariposa  Nursing  & Rehabilitation  Center
         Lemon Grove  Nursing  Center
         Manteca  Nursing & Rehabilitation  Center
         Manzanita Nursing & Rehabilitation  Center
         North Valley  Nursing  &   Rehabilitation   Center
         Park Central Nursing & Rehabilitation Center Petaluma Nursing & Rehabilitation Center
         Premier Rehabilitation & Nursing Center
         Quincy Nursing & Rehabilitation  Center
         Santa Monica  Nursing  Center
         Sierra  Nursing &  Rehabilitation  Center
         Sonoma   Nursing  &   Rehabilitation   Center
         Susanville   Nursing  & Rehabilitation  Center
         Tri City Nursing & Rehabilitation  Center
         Valley View Home
         Washington Manor Nursing & Rehabilitation Center Watsonville Care Center East
         Watsonville   Care  Center  West
         Weed  Nursing  & Rehabilitation Center
         Willits Nursing & Rehabilitation Center

Care Home Health Services (California)
         Care at Home
                  Newport Beach
                  San Diego
                  San Leandro
                  Sonoma
                  Upland
         Care Home Health
                  Newport Beach
                  San Diego
                  San Leandro
                  San Marcos
                  Sonoma
                  Suisun City
                  Upland

Carmichael Rehabilitation Center (California)
         Carmichael Convalescent Hospital


Casa de Vida Rehabilitation Center - Inactive Corporation (California)

Circleville Health Care Corp. (Ohio)
         Americare Circleville Nursing & Rehabilitation Center

Coalinga Rehabilitation Center (California)
         Coalinga Convalescent Center

Covina Rehabilitation Center (California)
         Covina Rehabilitation Center

Dunbar Health Care Corp. (West Virginia)
         Americare Dunbar Nursing & Rehabilitation Center

Evergreen Rehabilitation Center (California)
         Evergreen Convalescent Center

Fairfield Rehabilitation Center (California)
         Fairfield Health Care Center

First Class Pharmacy, Inc. (California)
         Assist-a-Care
         Resource Home Infusion Pharmacy
         Resource Pharmacy

Fullerton Rehabilitation Center (California)
         Fairway Convalescent Center

Glendora Rehabilitation Center (California)
         Glendora Rehabilitation Center

Glenville Health Care Corp. (West Virginia)
         Americare Glenville Nursing & Rehabilitation Center

Grand Terrace Rehabilitation Center (California)
         Grand Terrace Convalescent Hospital

Hallmark Health Services, Inc. (Delaware)
         Arbor Glen Health Care Center
         Brookwood Care Center
         Park Tustin Rehabilitation & Healthcare
         Playa del Rey Rehabilitation & Care Center
         Rose Villa Care Center

Hampshire Insurance Company (Turks & Caicos)


Harbor View Group Home, Inc. (California)
         Harbor View Group Home


Harbor View Rehabilitation Center (California)
         Harbor View

Hawthorne Rehabilitation Center (California)
         South Bay Child Care Center

Healthcare Network (California)

Heritage Rehabilitation Center (California)
         Heritage Rehabilitation Center

Huntington Beach Convalescent Hospital (California)
         Huntington Beach Convalescent Hospital
         The Huntington

Jackson Rehabilitation Center, Inc. (California)
         Kit Carson Convalescent Hospital

Linda Mar Rehabilitation Center (California)
         Linda Mar Healthcare & Rehabilitation Center

Marion Health Care Corp. (Ohio)
         Americare Marion Health Care Corp.

Meadowbrook Rehabilitation Center (California)
         Meadowbrook Manor

Meadowview Rehabilitation Center - Inactive Corporation (California)

New Lexington Health Care Corp. (Ohio)
         Americare New Lexington Nursing & Rehabilitation Center

Newport Beach Rehabilitation Center (California)
         Newport Rehabilitation Center

North State Home Health Care, Inc. (California)
         North State Home Health Care, Inc.

Oasis Mental Health Treatment Center, Inc. (California)
         Oasis Mental Health Treatment Center, Inc.

Paradise Rehabilitation Center, Inc. (California)
         Heritage Paradise

Paso Robles Rehabilitation Center (California)
         Paso Robles Convalescent Hospital

Putnam Health Care Corp. (West Virginia)
         Americare Putnam Nursing & Rehabilitation Center

Regency High School, Inc. (California)
         Regency High School

Regency Rehab Hospitals, Inc.

Regency Rehab Properties, Inc.

Regency-North Carolina, Inc. (North Carolina)
         Buena Vista Nursing Center
         Cherry Oaks Nursing Center
         Country Forest Manor
         Countryside Villa of Duplin
         Crystal Coast Rehabilitation Center
         Greenfield Manor
         High Country Healthcare
         James A. Johnson Nursing Center
         Medical Park Nursing Center
         Mountainview Care Center
         Northwood Health Care Center

Regency-Tennessee, Inc. (Tennessee)
         Brookhaven Health Care Center
         Decatur Health Care
         Hillside Manor Rehabilitation Center
         Huntsville Manor Rehabilitation Center
         Jackson Manor Nursing Home
         Lawrenceburg Manor
         Mountainview Healthcare & Rehabilitation Center
         Wariota Health Care Center

RHS Management Corporation (California)

Rose Rehabilitation Center - Inactive Corporation (California)

Rosewood Rehabilitation Center, Inc. (California)
         Rosewood Terrace Rehabilitation & Living Center

Salem Health Care Corp. (West Virginia)
         Americare Salem Nursing & Rehabilitation Center

Sandia Vista Development Corp. - Inactive Corporation (New Mexico)

Shandin Hills Rehabilitation Center (California)
         Shandin Hills Behavior Therapy Center

SCRS & Communicology, Inc. of Ohio (Ohio)


Stockton Rehabilitation Center, Inc. (California)
         Heritage of Stockton

Sunset Villa Corp. - Inactive Corporation (New Mexico)

Vista Knoll Rehabilitation Center, Inc. (California)
         Vista Knoll Specialized Care Facility

Willowview Rehabilitation Center (California)
         Willowview Convalescent Hospital